FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

    FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS STRONGLY SUPPORTS DECISION OF SIZELER PROPERTY INVESTORS, INC.'S BOARD OF DIRECTORS TO SEEK
                             STRATEGIC ALTERNATIVES

      FOR IMMEDIATE RELEASE - Boston, Massachusetts- November 22, 2005-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced today that it strongly supports the appointment of Mark Tanz as the non-executive chairman of Sizeler Property Investors, Inc. (NYSE:SIZ) and the decision by Sizeler's Board of Directors to pursue strategic alternatives including a sale, merger or liquidation of Sizeler

      First Union holds 8.31% of the outstanding shares of common stock of Sizeler and Michael L. Ashner, First Union's Chairman and Chief Executive Officer, recently was appointed to the Board of Directors of Sizeler

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      First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.